UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2019 Guardion Health Sciences, Inc. (the “Company”) filed an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of Delaware to increase the number of shares of authorized common stock from 90,000,000 shares to 250,000,000 shares. The Charter Amendment was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on December 5, 2019, the results of which are reported below in Item 5.07 of this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 5, 2019, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected each of Michael Favish, Robert Weingarten, Mark Goldstone, David Evans, and Donald Gagliano as members of the Company’s board of directors, (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iii) approved an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized common stock from 90,000,000 to 250,000,000, and (iv) granted discretionary authority to the Board of Directors to (i) amend the Company’s certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of no split and one-for-thirty (1-for-30), with the exact ratio to be determined by the board of directors in its sole discretion and (ii) effect a reverse stock split, if at all, within one year of the date the proposal was approved by stockholders (the “Reverse Stock Split Proposal”). Stockholders of record at the close of business on October 30, 2019 were entitled to one vote for each share of common stock held by such stockholder. On October 30, 2018, there were 74,982,562 shares of common stock issued and outstanding, of which at least 57,856,426 were represented at the Meeting, or approximately 77.16% of the total outstanding, which was sufficient to constitute a quorum and to transact business.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Michael Favish, Robert Weingarten, Mark Goldstone, David Evans, and Donald Gagliano were elected to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld
Michael Favish	34,202,766	8,801,152
Robert Weingarten	34,178,239	8,825,679
Mark Goldstone	34,201,190	8,802,728
David Evans	34,428,941	8,574,977
Donald Gagliano	34,203,577	8,800,341

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
46,008,809	1,646,183	10,201,433

Proposal No. 3 – Approval of Increase in Number of Authorized Common Stock

The increase in the number of authorized common stock from 90,000,000 shares to 250,000,000 shares was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
42,086,924	15,312,576	456,926

Proposal No. 4 – Authorization of the Reverse Stock Split

The Reverse Stock Split Proposal was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
40,075,654	17,600,912	179,860

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation filed and effective with the Delaware Secretary of State on December 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: December 10, 2019
	By:	/s/ MICHAEL FAVISH
	Name:	Michael Favish
	Title:	Chief Executive Officer